CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation of our reports, included (or incorporated by reference) in this Form 10-K, into the Company's previously filed Form S-8 Registration Statement
(No. 33-6404), Form S-8 Registration Statement (No. 33-26056),
Form S-8 Registration Statement (No. 33-52355), and Form S-3 Registration Statement (No. 33-15360).

                                                ARTHUR ANDERSEN & CO.

Atlanta, Georgia
March 28, 1994